UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Preliminary Proxy Statement
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☐       Definitive Proxy Statement
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Micrus Endovascular Corporation

(Name of Registrant as Specified in Its Charter)

Johnson & Johnson

(Name of Persons Filing Proxy Statement, if Other than Registrant)

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The following message was first sent to employees of Micrus Endovascular Corporation by Micrus Endovascular Corporation and Codman & Shurtleff, Inc., a wholly-owned subsidiary of Johnson & Johnson, on August 4, 2010.

Dear Micrus Employees,

Over the coming weeks, you will be receiving a number of communications updating you on our progress toward developing a smooth integration process with the Codman Neurovascular business of the DePuy Family of Companies.

The following letter comes from P. (Laxmin) Laxminarain, Worldwide President of Codman, who is sharing his thoughts on the strengths of the proposed Micrus/Codman business combination.

Having had numerous phone conversations and face-to-face meetings with Laxmin, I am increasingly convinced that we share a similar vision of our combined marketplace opportunity and the value that we can achieve in bringing innovative technologies to treat those afflicted by stroke.

Sincerely,
John Kilcoyne
Chairman & CEO
Micrus Endovascular

Dear Micrus Employees,

As we make progress toward our goal of bringing Micrus and Codman together, I’d like to share with you my sincere appreciation for the work you do, and my excitement for what the future holds.

In the few weeks since we announced our agreement, members of the Codman management board and I have had the opportunity to meet many of you in San Jose, Miramar and Europe, and I want you to know that we are incredibly impressed by your knowledge, passion and winning spirit. It is clear that Micrus will bring value to Codman and the DePuy Family of Companies.

The similarities and strengths that exist across our companies are also becoming increasingly evident. Like Micrus, Codman Neurovascular is a growth business driven by employees who come to work every day to make a difference in the lives of stroke patients. It is this commonality, as well as our unique business and technologies, that will allow us to collectively deliver a new era of innovation in the care and treatment of stroke.

We are just beginning this journey and we have significant work ahead of us. As you know, we must obtain the approval of the Micrus shareholders, receive certain regulatory clearances and satisfy other closing conditions under the acquisition agreement, before we can actively integrate our companies. In the meantime, we are planning and making preparations within appropriate legal parameters.

Last week, Micrus and Codman senior leadership teams met to discuss priorities for our business integration. Much of our discussion centered on two objectives to be accomplished following successful transaction completion:

●	Ensuring a smooth transition for employees and customers, and

●	Focusing our combined company on providing physicians with the most effective clinical solutions and outcomes for patients afflicted by the tragedy of hemorrhagic or ischemic stroke.

The integration team, led by Joe Doherty, Worldwide Director, R&D of Codman, and Ted Ruppel, Sr. Vice President, R&D and Operations of Micrus, will continue to lay out plans to achieve these objectives. We plan to share additional updates on integration plans as progress is made.

While integration planning and preparations get underway, all of you will continue to play a very important role in supporting the success of our business combination. We each have a tremendous responsibility to continue focusing on our day-to-day business and ensuring that we are practicing careful communications by refraining from speculation about the transaction.

Thank you for your support of these important efforts. I look forward to providing an update in the near future.

Sincerely,

    P. (Laxmin) Laxminarain
             Worldwide President, Codman (a Johnson & Johnson company)

Forward Looking Statements
This communication includes “forward‐looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Micrus Endovascular Corporation will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward‐looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements on trends toward healthcare cost containment; and any statements of assumptions underlying any of the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Johnson & Johnson’s ability to successfully integrate the products and employees of Johnson & Johnson and Micrus Endovascular Corporation as well as the ability to ensure continued performance or market growth of Micrus Endovascular Corporation’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Johnson & Johnson and Micrus Endovascular Corporation described in the reports and other documents filed by each of them with the Securities and Exchange Commission (the “SEC”), could cause actual results to differ materially from those referred to in the forward‐looking statements. For example, general business conditions, the impact of healthcare reform and any other changes to applicable governmental laws and regulations, the introduction of competing products or pricing changes by competitors could impact the performance of the companies. The ability to complete a transaction in a timely fashion, if at all, will depend on regulatory consents which can be time consuming to obtain and are often hard to predict. The reader is cautioned not to rely on these forward‐looking statements. All forward‐looking statements are based on information currently available to Johnson & Johnson and Micrus Endovascular Corporation and are qualified in their entirety by this cautionary statement. Neither Johnson & Johnson nor Micrus Endovascular Corporation undertakes to update any such forward‐looking statements or other statements included in this communication.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed acquisition, Micrus Endovascular Corporation filed a preliminary proxy statement with the SEC on August 2, 2010. In addition, Micrus Endovascular Corporation intends to file a definitive proxy statement with the SEC, and Micrus Endovascular Corporation and Johnson & Johnson will file other relevant materials with the SEC. The definitive proxy statement will be sent to security holders of Micrus Endovascular Corporation seeking their approval of the proposed acquisition. Investors and security holders of Micrus Endovascular Corporation are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition because they will contain important information about the proposed acquisition and the parties to the proposed acquisition.

Investors and security holders may obtain a free copy of the preliminary and definitive proxy statements and other relevant materials when they become available and any other documents filed by Micrus Endovascular Corporation with the SEC, at the SEC’s web site at www.sec.gov. The preliminary and definitive proxy statements and such other documents may also be obtained for free from Micrus Endovascular Corporation by contacting Micrus Endovascular Corporation at: 408‐433‐1400 or 821 Fox Lane, San Jose, California 95131.

Johnson & Johnson, Micrus Endovascular Corporation and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Micrus Endovascular Corporation stockholders in connection with the proposed acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Johnson & Johnson’s executive officers and directors in the solicitation by reading the proxy statement for Johnson & Johnson’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2010, and the definitive proxy statement relating to the proposed acquisition and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Micrus Endovascular Corporation’s executive officers and directors in the solicitation by reading the preliminary proxy statement for Micrus Endovascular Corporation’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 2, 2010, and the definitive proxy statement relating to the proposed acquisition and other relevant materials to be filed with the SEC when they become available. Certain executives and directors of Micrus Endovascular Corporation have interests in the proposed acquisition that may differ from the interests of stockholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed acquisition are described in the preliminary proxy statement and will be described in the definitive proxy statement when it becomes available.